As filed with the Securities and Exchange Commission on September 6, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FLEXSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	42-0442319
(State or Other Jurisdiction of Incorporation or Organization)	I.R.S Employer Identification No.

385 Bell Street

Dubuque, IA 52001

(563) 556-7730

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated Omnibus Stock Plan

(Full title of plan)

with copy to:

G. Alejandro Huerta Chief Financial Officer, Secretary, and Treasurer Flexsteel Industries, Inc. 385 Bell Street Dubuque, IA 52001 (563) 556-770	JC Anderson Lathrop GPM LLP 500 IDS Center 80 South Eight Street Minneapolis, MN 55402 (612) 632-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an “emerging growth company.” See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Flexsteel Industries, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register 250,000 additional shares of the Registrant’s common stock under the Registrant’s Omnibus Stock Plan (“Plan”). The number of shares of common stock reserved under the Plan is now 950,000.

This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statements on Form S-8 filed with the Commission on December 23, 2013 (Registration No. 333-193041). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by Flexsteel Industries, Inc. (the “Company” or the “Registrant”) with the Commission are incorporated by reference into this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed on August 26, 2022; and

(b)

Our Current Reports on Form 8-K filed on August 25, 2022, and September 1, 2022; and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)

The description of the Company’s common stock, par value $1.00, contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed on September 13, 2019.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information that are related to such items) after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Form 8-K, as filed with the Securities and Exchange Commission on December 7, 2016).

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Form 8-K, as filed with the Securities Exchange Commission on December 10, 2021).

5.1	Opinion of Lathrop GPM LLP (filed herewith).

23.1	Consent of Deloitte & Touche LLP (filed herewith).

23.2	Consent of Lathrop GPM LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1	Amended and Restated Omnibus Stock Plan (incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on December 15, 2020).

107	Filing Fee Table (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dubuque, State of Iowa on September 6, 2022.

FLEXSTEEL INDUSTRIES, INC.

By:	/s/ G. Alejandro Huerta
G. Alejandro Huerta
Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jerald K. Dittmer and G. Alejandro Huerta, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full powers and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have each executed this Power of Attorney, in one or more counterparts, as of this 6th day of September 2022.

/s/ Jerald K. Dittmer	/s/ Eric S. Rangen
Jerald K. Dittmer Director, President and Chief Executive Officer (Principal Executive Officer)	Eric S. Rangen Director

/s/ G. Alejandro Huerta	/s/ Mary C. Bottie
G. Alejandro Huerta Chief Financial Officer (Principal Financial and Accounting Officer)	Mary C. Bottie Director

/s/ Thomas M. Levine	/s/ Kathryn P. Dickson
Thomas M. Levine Chair of the Board of Directors	Kathryn P. Dickson Director

/s/ William S. Creekmuir
William S. Creekmuir Director

/s/ M. Scott Culbreth
M. Scott Culbreth Director

/s/ Matthew A. Kaness
Matthew A. Kaness Director